UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2012

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HELIX BIOMEDIX, INC.

(Exact name of registrant as specified in its charter)

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DELAWARE	033-20897-D	91-2099117
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

22118 20th Avenue S.E., Suite 204

Bothell, Washington 98021

(425) 402-8400

(Address and telephone number of registrant's principal executive offices)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 6, 2012, Helix BioMedix, Inc. (the “Company”) entered into a Second Amendment with Camden Street Partners, LLC and NuGlow Cosmaceuticals, LLC (“NuGlow LLC”), pursuant to which the parties agreed to amend that certain Amended and Restated Operating Agreement of NuGlow Cosmaceuticals, LLC dated as of July 1, 2010, as amended (the “NuGlow LLC Operating Agreement”) pursuant to which the Company consented to certain monthly payments by NuGlow LLC in consideration for which the Company's NuGlow LLC purchase option set forth in Section 9.9(a) of the NuGlow LLC Operating Agreement was extended until the seventh anniversary of the date of the NuGlow LLC Operating Agreement.

In addition, on March 9, 2012, the Company entered into an LOC Agreement (the “LOC Agreement”) with Frank T. Nickell, who beneficially owns approximately 40.0% of the Company's outstanding Common Stock, pursuant to which Mr. Nickell established an irrevocable standby letter of credit by JPMorgan Chase Bank, N.A. (“JPMorgan”) in favor of the Company in the principal amount of $2,000,000 (the “LOC”). The LOC expires on July 1, 2013 but automatically renews until July 1, 2014 unless terminated by JPMorgan at least 14 days prior to the end of the current term, at which time the Company may draw up to the balance remaining on the LOC. Amounts outstanding under the LOC accrue interest at the rate of 0.75%, payable quarterly in arrears, and are due and payable on or before July 1, 2014.

Pursuant to the LOC Agreement, the Company agreed to use commercially reasonable efforts to consummate an equity financing prior to the termination date of the LOC in which it would sell and issue shares of its common stock at a price per share of at least $0.60 for aggregate proceeds of at least $3,000,000, upon consummation of which all amounts outstanding under the LOC shall be immediately repaid. In addition, the Company agreed to issue to Mr. Nickell a five-year fully vested warrant to purchase 2,000,000 shares of the Company's common stock and to reimburse Mr. Nickell for his reasonable expenses in connection with the LOC, including, without limitation, any interest accrued and payable by Mr. Nickell in connection with the LOC.

Item 3.02	Unregistered Sales of Equity Securities.

On March 9, 2012, the Company issued to Mr. Nickell a five-year fully vested warrant to purchase 2,000,000 shares of the Company's common stock at an exercise price per share of $0.25. This issuance was exempt from registration pursuant to Rule 506 of Regulation D under Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX BIOMEDIX, INC.

Dated: March 12, 2012	By:	/s/ R. Stephen Beatty
R. Stephen Beatty
President and Chief Executive Officer